Exhibit 32.3

Certification by Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes - Oxley Act of 2002

In connection with the Quarterly Report of Whole Foods Market, Inc. (the “Company”) on Form 10-Q for the period ending July 4, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Glenda Chamberlain, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                                  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o (d)); and

(2)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/Glenda Chamberlain
Glenda Chamberlain
Chief Financial Officer
August 13, 2010